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Pacific Select Fund

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PACIFIC SELECT FUND
DIVERSIFIED BOND PORTFOLIO

INFORMATION STATEMENT DATED APRIL 21, 2009

This statement provides information concerning a new portfolio manager and a new portfolio management agreement for the Diversified Bond Portfolio.

We are not asking you for a proxy and you are requested not to send us a proxy.

We previously advised you, via a supplement dated November 14, 2008 to Pacific Select Fund’s (the “Fund”) prospectus, dated May 1, 2008, that the Fund’s Board of Trustees (the “Board” or “Trustees”) approved a change in manager and a new Portfolio Management Agreement (the “Agreement”) with respect to the Diversified Bond Portfolio (the “Portfolio”) effective February 2, 2009. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a change in portfolio manager requires shareholder approval of a new portfolio management agreement; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) and the Fund, by the Securities and Exchange Commission (“SEC”) on January 13, 1999 and relied upon by Pacific Life Fund Advisors LLC (“PLFA” or “Adviser”), in accordance with the terms of the exemptive order, PLFA and the Fund can hire, terminate, and replace, as applicable, portfolio managers and enter into new portfolio management agreements (except, as a general matter, portfolio managers affiliated with PLFA) without shareholder approval. The additional information provided herein concerning the portfolio manager change is being provided pursuant to the requirements of the exemptive order.

I.	Background

At an in-person meeting on September 23-24, 2008, the Board, including all of the Trustees who are not “interested persons,” as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective no later than May 1, 2009, the Agreement with Western Asset Management Company (“WAMCO”) with respect to the Diversified Bond Portfolio (the “Agreement”), and appointed WAMCO as the new portfolio manager. In connection with this matter, also at the September 23-24, 2008 meeting, the Board terminated the portfolio management agreement for the Portfolio with the prior portfolio manager upon the effectiveness of the Agreement. WAMCO’s appointment as portfolio manager was made in accordance with an exemptive order issued with regard to the Fund by the Securities and Exchange Commission on January 13, 1999 and does not require shareholder approval.

II.	Board Consideration of the New Portfolio Management Agreement

In evaluating the Agreement, the Board, including all of the Independent Trustees, considered the factors described below. Additionally, the Board considered the various screening processes that PLFA utilizes in identifying a proposed new portfolio manager, including screening for qualified firms through the use of quantitative data and information gathered from independent third-party databases, as well as the due diligence conducted by PLFA on the investment resources and personnel of a portfolio manager and an assessment of the investment strategies used by a portfolio manager. In addition, the Board reviewed the specific criteria and information evaluated by PLFA during the selection process of WAMCO, including information about other firms considered by PLFA, and PLFA’s analysis in reaching its conclusion to recommend Western Asset as the new portfolio manager.

In evaluating the Agreement, the Board, including the Independent Trustees, considered the following factors, among others:

     A.  Nature, Extent and Quality of Services to be Provided

The Trustees considered the benefits to shareholders of retaining WAMCO, together with its affiliates Western Asset Management Company Limited, Western Asset Management Company Pte. Ltd. and Western Asset Management Company Ltd. (the “Sub-Advisory Affiliates” and together with WAMCO, “Western Asset”), as the portfolio manager, particularly in light of the nature, extent, and quality of the services expected to be provided by Western Asset. In this regard, the Trustees considered various materials relating to the proposed portfolio manager, including copies of the proposed Agreement; copies of the Form ADV for the portfolio manager; financial information relating to the portfolio manager; and other information deemed relevant to the Trustees’ evaluation of the portfolio manager, including qualitative assessments from senior management of PLFA.

The Trustees considered that under the Agreement, WAMCO would be responsible for providing the investment management services for the Portfolio’s assets, including investment research, advice and supervision, supervision of investment management services provided by the Sub-Advisory Affiliates and determining which securities would be purchased or sold by the Portfolio. The Trustees considered the quality of the management services expected to be provided to the Portfolio over both the short- and long-term, the organizational depth and resources of Western Asset, including the background and experience of Western Asset’s management and the expertise of the portfolio management team, as well as the investment strategies, processes and philosophy to be used with respect to the investment strategy.

In addition, the Trustees considered that the Fund’s Chief Compliance Officer had reviewed the written compliance policies and procedures of Western Asset, including the assessment of its compliance programs as required under Rule 38a-1 of the 1940 Act and its code of ethics, prior to the effectiveness of the Agreement.

In making these assessments, the Trustees took note of the extensive due diligence PLFA conducted with respect to Western Asset, and was aided by the assessments and recommendations of PLFA and the in-person presentation and materials provided by Western Asset. The Trustees considered PLFA’s efforts and process to search for and screen advisory firms that are qualified to manage a diversified bond portfolio, and the identification by PLFA of Western Asset to serve as portfolio manager with regard to the day-to-day investment activities of the Portfolio. In this regard the Trustees considered that the search criteria employed by PLFA included identification of a firm with sufficient size, market presence and resources to properly manage the Portfolio, investment style diversification from other fixed-income portfolios within the Fund, the ability to manage a large pool of assets given the size of the Portfolio, competitive peer ranking, manager tenure and the ability to effectively manage transition costs as well as competitive advisory fees. The Trustees also considered that PLFA has historically exercised diligence in monitoring the performance of the portfolio managers, and has recommended and taken measures to attempt to remedy relative underperformance by a portfolio when PLFA and the Board believed appropriate.

The Board concluded it was satisfied with the nature, extent and quality of the investment management services anticipated to be provided to the Portfolio by Western Asset under the Agreement, including the sub-advisory agreements by and among WAMCO and the Sub-Advisory Affiliates (the “Sub-Advisory Agreements”).

     B.  Performance

The Trustees considered information about the historical performance of investment companies advised or sub-advised by the same Western Asset portfolio management team that would manage the Portfolio using similar investment strategies as those proposed for the Portfolio (the “Comparable Performance”). The Trustees considered the Comparable Performance against a pertinent benchmark and against its peer group category for the year-to-date, one-, three-, five-, and ten-year periods as of June 30, 2008, and found that Western Asset had performed in the top half of its applicable Morningstar category for the five- and ten-year periods, although performance had lagged recently. The Trustees considered Western Asset’s explanation for the recent underperformance. Additionally, the Trustees considered performance information presented by PLFA for other potential portfolio managers. The Trustees also considered the need for Western Asset to adhere to the Portfolio’s general investment mandate in order to function appropriately in the Portfolio Optimization models.

The Board determined that Western Asset’s performance record was acceptable.

     C.  Portfolio Management Fees

The Trustees considered information regarding the comparative sub-advisory fees charged under other investment advisory contracts, such as contracts of Western Asset with other registered investment companies or other types of clients. The Trustees noted that, in certain cases, there were differences in the level of services proposed to be provided to the Portfolio by Western Asset and the level of services provided by Western Asset on those other accounts, and that those differences were due to the different nature of the accounts or an affiliation between Western Asset and the account. These differences often explained differences in fee schedules. The Trustees noted that the fee rates were the result of arms’-length negotiations between PLFA and Western Asset, and that the Portfolio’s sub-advisory management fees are paid by PLFA and are not paid directly by the Portfolio. The Trustees also considered that the sub-advisory management fees payable to WAMCO under the Agreement contains breakpoints and that the fee schedule would remain unchanged from the current fee schedule for the Portfolio. The Trustees considered that other potential sub-advisers had not agreed to maintain the current sub-advisory fee schedule.

The Board concluded that the compensation payable under the Agreement and the Sub-Advisory Agreements is fair and reasonable.

     D.  Costs, Level of Profits

The Trustees reviewed information regarding the costs to Western Asset of managing the Portfolio and the projected profitability of the Agreement to Western Asset to the extent practicable based on the financial information provided by Western Asset. The Trustees noted that this information contains estimates because there is no actual operating history for Western Asset within the Portfolio. The Trustees gave less weight to projected profitability considerations and did not view this information as important as other information provided in connection with this matter, given the arms’-length nature of the relationship between PLFA and Western Asset with respect to the negotiation of sub-advisory fees, the fact that such fees are paid by PLFA and the fact that they are projections.

The Board concluded that the Portfolio’s fee structure reflected in the Agreement and Sub-Advisory Agreements is fair and reasonable.

     E.  Ancillary Benefits

The Trustees received from PLFA information concerning other benefits that may be received by Western Asset and its affiliates as a result of their relationship with the Portfolio, including commissions that may be paid to broker-dealers affiliated with Western Asset and the anticipated use of soft-dollars by Western Asset. In this regard, the Trustees noted that Western Asset represented that it does not anticipate utilizing an affiliated broker-dealer for trades or utilizing soft dollar credits generated by Portfolio commissions to pay for research services. The Trustees considered potential benefits to be derived by Western Asset from its relationship with the Portfolio and that such benefits were consistent with those generally derived by sub-advisers to mutual funds or were otherwise not unusual.

     F.  Conclusion

Based on their review, including the consideration of each of the factors referred to above, the Board found that: (i) the compensation payable under the Agreement and the Sub-Advisory Agreements is fair and reasonable; and (ii) the Agreement and the Sub-Advisory Agreements are in the best interests of the Portfolio and its shareholders. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.  The New Portfolio Management Agreement

The Agreement is substantially similar to the prior portfolio management agreement with respect to the Portfolio. WAMCO will, subject to the supervision of the Adviser, provide a continuous investment program for the Portfolio and determine the composition of the assets of the Portfolio, including the evaluation, investment, sales and reinvestment of the Portfolio’s assets in accordance with the Portfolio’s investment objectives, policies and restrictions. WAMCO bears its expenses and the expenses of its own staff with respect to its activities in connection with the services provided under the Agreement. The Portfolio is responsible for its own expenses including, but not limited to, investment advisory fees, administration fees, custody fees, brokerage and transaction expenses, fees for pricing services, registration fees and costs of regulatory compliance, and fees for professional services, including legal and auditing services. Except as may otherwise be required by the 1940 Act, WAMCO is not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under the Agreement or by reason of WAMCO’s reckless disregard of its obligations and duties under the Agreement. The Agreement will continue in effect for a period of two years from the effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Portfolio and also, in either event, approval of a majority of the Independent Trustees. The Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties.

There was no change to the advisory fee paid by the Portfolio to the Adviser in connection with the portfolio manager change. Additionally, there was no change to the portfolio management fee paid by the Adviser to the portfolio manager in connection with the portfolio manager change. The current portfolio management fee schedule is set forth in the table below:

Portfolio Management Fee

Fee	Break Point (Assets)

0.225%	On first $300 million
0.15%	On next $1.7 billion
0.10%	Over $2 billion

The portfolio management fee paid by the Adviser through February 1, 2009 to the previous portfolio manager of the Portfolio was paid pursuant to a portfolio management agreement dated May 1, 2006, as amended. For the period January 1, 2008 through December 31, 2008, the portfolio management fees paid or owed by the Adviser for the Portfolio totaled $3,197,200. For the fiscal year ended December 31, 2008, the Portfolio did not pay brokerage commissions to, an affiliated broker of the prior portfolio manager.

IV.	Information Regarding Western Asset

Western Asset’s address is 385 East Colorado Boulevard, Pasadena, California 91101. WAMCO is the primary manager for the Diversified Bond Portfolio and will supervise and coordinate any portfolio management services provided by the Sub-Advisory Affiliates. WAMCO and each Sub-Advisory Affiliate is a registered investment adviser and a wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”). Legg Mason’s address is 100 Light Street, Baltimore MD 21202. WAMCO, together with other affiliated investment advisory entities around the world, provides global asset management services. As of December 31, 2008, Western Asset, together with its other affiliated investment advisory entities, had total assets under management of approximately $513 billion.

Western Asset acts as investment adviser to the following registered investment companies, which have a similar objective to the Portfolio:

	Net Assets(1)
Fund Name	(000s omitted)	Compensation Rate(1)	Waived/Reduced

AssetMark Core Plus Fixed Income Fund	$254,752	0.20%	N/A
GuideStone Funds — Medium Duration Bond Fund	$340,621	0.17%	N/A
John Hancock II Strategic Bond Fund	$428,995	0.22%	N/A
John Hancock Strategic Bond Trust	$593,153	0.22%	N/A
Western Asset Core Plus Bond Portfolio	$8,964,542	0.40%	N/A
Legg Mason Partners Core Plus Bond Fund, Inc.	$161,021	0.46%	N/A
Legg Mason Partners Diversified Strategic Income Fund	$463,928	0.46%	N/A
Legg Mason Partners Variable Diversified Strategic Income Portfolio	$40,809	0.46%	N/A
Legg Mason Partners Variable Strategic Bond Portfolio	$50,157	0.46%	N/A
MassMutual Select Strategic Balanced Fund	$39,448	0.19%	N/A
MassMutual Select Strategic Bond Fund	$205,207	0.19%	N/A
MGI Core Opportunistic Fixed Income Fund	$184,273	0.21%	N/A
Western Asset Management Strategic Bond Opportunities Portfolio	$801,083	0.24%	N/A
AST Western Asset Core Plus Bond Portfolio	$781,050	0.20%	N/A
Fixed Income I Fund	$233,302	0.12%	N/A
SEI Institutional Managed Trust’s Core Fixed Income	$1,216,208	0.12%	N/A
SEI Institutional Investments Trust Core Fixed Income Portfolio*	$2,038,006	0.09%	N/A
Transamerica Partners Total Return Bond Portfolio	$300,566	0.18%	N/A
Transamerica Partners Balanced Portfolio	$69,864	0.18%	N/A
Wilshire VIT Fixed Income Fund	$101,652	0.20%	N/A

(1)	As of December 31, 2008.

*	Represents a long-standing, global client relationship consisting of multiple accounts across a variety of products and strategies.

As of December 31, 2008, Western Asset’s directors and principal executive officers are: Peter L. Bain, Director (U.S., UK, Tokyo, Melbourne and Singapore) and Senior Executive Vice President (Legg Mason, Inc.); James W. Hirschmann, Director (U.S. and UK) and Chief Executive Officer; Bruce D. Alberts, Chief Financial Officer; Brett B. Canon, Director of Risk Mgmt & Operations; Rajeev D. De Mello, Director (Singapore) and Head of Singapore Operations; D. Daniel Fleet, Director (U.S., UK, Tokyo, Melbourne and Singapore) and President and Director of International and Corporate Strategy; Daniel E. Giddings, Assistant Secretary and Manager, International Legal & Compliance; Gavin L. James, Director of Global Client Services and Marketing; Takashi Komatsu, Director (Japan) and Manager of Tokyo Compliance; Charles A. (Tony) Ruys de Perez, General Counsel, Secretary and Head of Legal & Compliance; Dennis J. McNamara, CFA, Director of Portfolio Operations; Jeffrey A. Nattans, Director (U.S., UK, Tokyo, Melbourne and Singapore) and Vice President (Legg Mason Inc.); Naoya Orime, Director (Tokyo) and Head of Tokyo Operations; Anthony Kirkham, Director (Melbourne) and Head of Investment Management and Interim Head of Melbourne Operations; Michael B. Zelouf, Board (U.K.) and Head of London Operations. None of the executive officers has a substantial business, profession, vocation or employment other than their positions with Western Asset or its affiliates. The business address for each above individual is 385 East Colorado Boulevard, Pasadena, California 91101.

No officer or Trustee of Pacific Select Fund is an officer, director or shareholder of Western Asset.

Additional Information

Additional information about Western Asset, including, but not limited to, investment policies, portfolio manager compensation, proxy voting policies, recent legal proceedings, and information on other accounts managed by the portfolio managers, can be found in Pacific Select Fund’s Statement of Additional Information, a copy of which may be obtained by calling the appropriate number set forth below.

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The annual report for the Fund for the fiscal year ended December 31, 2008 has previously been sent to shareholders. That report is available upon request without charge by contacting Pacific Select Fund by:

Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660
Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660
Phone:	Pacific Life’s Annuity Contract Owners: 1-800-722-4448
Pacific Life’s Life Insurance Policy Owners: 1-800-800-7681
PL&A’s Annuity Contract Owners: 1-800-748-6907
PL&A’s Life Insurance Policy Owners: 1-888-595-6997
Internet:	www.PacificLife.com

Pacific Select Fund’s investment adviser is Pacific Life Fund Advisors LLC and its administrator is Pacific Life Insurance Company, both located at 700 Newport Center Drive, Newport Beach, CA 92660.

Pacific Select Fund’s distributor is Pacific Select Distributors, Inc., 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

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